 UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2020

Five Star Senior Living Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-16817	04-3516029
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-796-8387

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, unless the context otherwise requires, the terms “we,” “us,” “our” and “the Company” refer to Five Star Senior Living Inc. and its applicable subsidiaries.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, at the Company’s annual meeting of stockholders held on June 9, 2020 (the “Annual Meeting”), the Company’s stockholders approved the Amended and Restated 2014 Equity Compensation Plan (the “Equity Compensation Plan”), which amended and restated the predecessor Five Star Senior Living Inc. 2014 Equity Compensation Plan, as amended, to increase by 2,400,000 the total number of shares of common stock (“Common Shares”) available for grant under the plan and extended the term of the plan until June 9, 2030, the tenth anniversary of our Annual Meeting.

A copy of the Equity Compensation Plan was included as Annex A to the Company’s proxy statement for the Annual Meeting, which proxy statement was filed with the Securities and Exchange Commission (the “SEC”), on April 15, 2020 (the “Proxy Statement”), and is available at the SEC’s website at www.sec.gov. The terms and conditions of the Equity Compensation Plan and information pertaining to certain participants in the Equity Compensation Plan are described in detail in the Proxy Statement. The foregoing description of the Equity Compensation Plan is qualified in its entirety by the terms of the Equity Compensation Plan. A copy of the Equity Compensation Plan is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.07.   Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted on the election of Adam D. Portnoy as a Managing Director in Group I of the Board of Directors (the “Board”) for a three year term of office continuing until the Company’s 2023 annual meeting of stockholders and until his successor is duly elected and qualifies. Mr. Portnoy received the following votes:

For	Withhold	Broker Non-Votes
19,746,210	3,057,614	5,573,236

The Company’s stockholders also voted on the election of Barbara D. Gilmore as an Independent Director in Group I of the Board for a three year term of office continuing until the Company’s 2023 annual meeting of stockholders and until her successor is duly elected and qualifies. Ms. Gilmore received the following votes:

For	Withhold	Broker Non-Votes
20,351,760	2,452,064	5,573,236

The Company’s stockholders also voted on the approval of the Equity Compensation Plan. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
20,545,183	2,197,267	61,374	5,573,236

The Company’s stockholders approved a nonbinding advisory resolution on the compensation paid to the Company’s executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Proxy Statement. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
20,618,363	2,121,231	64,230	5,573,236

The Company’s stockholders also ratified the appointment of RSM US LLP as the Company’s independent auditors to serve for the 2020 fiscal year. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
26,750,796	1,528,966	97,298	N/A

The results reported above are final voting results.

Item 8.01.   Other Events.

Director Compensation

Also on June 9, 2020, the Company updated its Director compensation arrangements. A summary of the Company’s currently effective Director compensation arrangements is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Consistent with the Company’s Director compensation arrangements, on June 9, 2020, the Company awarded each of the Company’s Directors 5,000 Common Shares valued at $4.06 per share, the closing price of the Common Stock on The Nasdaq Stock Market LLC on that date.

Item 9.01.   Financial Statements and Exhibits.

(d)        Exhibits.

10.1	Five Star Senior Living Inc. Amended and Restated 2014 Equity Compensation Plan

10.2	Summary of Director Compensation

104	Cover Page lnteractive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR SENIOR LIVING INC.

	By:	/s/ Jeffrey C. Leer
	Name:	Jeffrey C. Leer
	Title:	Chief Financial Officer and Treasurer

Date: June 9, 2020